Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-205883-04

and 333-205883

$1.50B Honda Auto Receivables 2016-4 Owner Trust

JT-LEADS:	Barclays (str), JPM, SMBC
CO-MGRS:	BofML, RBC, TD, USB

CLS	AMT($MM)	WAL	S&P/FITCH*	P.WIN	L.FNL	SPREAD	YIELD	COUP	PRICE
A-1	360.000	0.28	***	RETAINED	***
A-2	570.000	1.03	AAA/AAA	7-19	04/19	+ 11	1.045%	1.04%	99.99721%
A-3	450.000	2.25	AAA/AAA	19-38	12/20	+ 17	1.216%	1.21%	99.99351%
A-4	120.000	3.15	AAA/AAA	38-38	01/23	+ 26	1.372%	1.36%	99.97509%

*Expected Ratings

TICKER	:	HAROT 2016-4	REGISTRATION	:	SEC-REG
EXPECTED PRICING	:	PRICED	EXPECTED RATINGS	:	S&P/FITCH
EXPECTED SETTLE	:	10/25/2016	PRICING SPEED	:	1.3% ABS 10% call
FIRST PAY	:	11/18/2016	ERISA ELIGIBLE	:	YES
BILL & DELIVER	:	BARCLAYS	MIN DENOMS	:	$1k x $1k

-AVAILABLE INFORMATION-

* Preliminary Prospectus Supplement, Ratings FWP, IntexNet/CDI (attached)

* IntexNet log-in information: Dealname: bcgharot_2016-4 Passcode: 6336

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT https://na01.safelinks.protection.outlook.com/?url=WWW.SEC.GOV&data=01%7C01%7CWDunn%40mayerbrown.com%7C51df99a1dd2f49be004708d3f797c02c%7C09131022b7854e6d8d42916975e51262%7C0&sdata=cX%2BB0FoUveAXRnld%2B0QoFESMd%2FZibVwMpcVufmizwkY%3D&reserved=0. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.